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[SEAL]  Dean Heller                         Articles of          FILED C1070402
        Secretary of State                  Incorporation        April 29, 2002
        202 North Carson Street             (Pursuant to NRS 78)
        Carson City, Nevada  89701-4201
1. Name of Corporation                  Hazelwood-Gable, Inc.

2. Resident Agent Name                  John Price & Associates
   and Street Address: (Must be         PHYSICAL STREET
   a Nevada address where               ADDRESS                         7624 Desert Delta Drive, Las Vegas, NV  89128
   process may be)                      ADDITIONAL MAILING ADDRESS      56 West 400 South, Salt Lake City, UT  84101

3. Shares:
   (No of shares corporation            Number of shares with                           Number of shares
   authorized to issue)                 par value                       Par value       without par value
                                        50,000,000                      $.001           -0-

4. Names. Addresses. Number             The First Board of Directors/Trustee shall consist of 2 members whose names
   of Board of Directors/Trustees:      and addresses are as follows:

                                        1. NAME Jim Razicka

                                        STREET ADDRESS          CITY                    STATE           ZIP
                                        56 West 400 South       Salt Lake City          Utah            84101

                                        2. NAME Bobby Heywood

                                        STREET ADDRESS          CITY                    STATE           ZIP
                                        56 West 400 South       Salt Lake City          Utah            84101

                                        3. NAME
                                        STREET ADDRESS          CITY                    STATE           Z

                                        4. NAME
                                        STREET ADDRESS          CITY                    STATE           ZIP

5. Purpose                              The purpose of this corporation shall be:
                                        To engage in any lawful business authorized by the laws of Nevada or any other state or other jurisdiction in which the corporation may be authorized to do business.

6. Other Matters:                       Number of additional pages:  -0-

7. Names, Addresses                     Jim Ruzicka                                     /s/ Jim Ruzicka
   and Signatures of                                                                    -----------------------------
   Incorporators:                                                                       Signature
                                        Street Address                                  City            State           Zip
                                        56 West 400 South Suite 200                     Salt Lake City, Utah            84101

                                        Bobbi Heywood                                   /s/ Bobbi Heywood
                                                                                        -----------------------------
                                                                                        Signature
                                        Street Address                                  City            State           Zip
                                        56 West 400 South Suite 200                     Salt Lake City, Utah            84101

8. Certificate of                       I, John Price & Associates                      hereby accept appointment as Resident Agent
   Acceptance                                                                           of the above-named corporation.
                                        /s/ John Price & Associates
                                        ---------------------------                     April 16, 2002
                                        Authorized signature of Resident                --------------
                                        Agent or Resident Agent Company                 Date
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[SEAL]  Dean Heller                             Certificate of
        Secretary of State                      Amendment
        202 North Carson Street                 (Pursuant to NRS 78.385 and
        Carson City, Nevada  89701-4201         78.390)
        (775) 684 5708

        Certificate of Amendment to Articles of Incorporation For Nevada
                Profit Corporations (Pursuant to NRS 78.385 and
             78.390 - After Issuance of Stock) - Remit in Duplicate

1. Name of corporation: HAZELWOOD-GABLE, INC.
                        ---------------------

2. The articles have been amended as follows (provide article numbers, if available): ARTICLE I The name of the corporation is AMERICAN THORIUM, INC.

          PURSUANT THE NEVADA REVISED STATUTES, THE UNDERSIGNED HEREBY
          ------------------------------------------------------------

Certify that pursuant to action taken by the Board of Directors, on the 4th day of November 2003, the Board unanimously resolved to change the name from Hazelwood-Gable, Inc. to American Thorium, Inc. Thus the Articles of Incorporation are amended as set forth hereinafter.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: unanimous*

4. Officer
Signature (Required): /s/ Jim Ruzicka
                      ---------------

Jim Ruzicka             President                        November 4, 2003
-----------             ---------                        ----------------
                                                         Date

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.
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[SEAL]                                                   FILED C10704-02
DEAN HELLER                                              MAR 05, 2004
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 6845708
Website: secretaryofstate.biz


        Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390) In the office of
        ~~
        Dean Heller Secretary of State

Imporcant:  Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to-NRS 78.385 and 78.390 - After Issuance of-Stock)

1. Name of corporation:         American Thorium, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1             The name of the  corporation  shall be
                      Thorium  Nuclear Energy Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 2/3 majority

4. Effective date of filing (optional):         February 5, 2003
                                                ----------------


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

*
4. Effective date of filing (optional):

5. Officer Signature (required):   /s/ Jim Ruzicka
                                   ----------------

IMPORTANT: Failure to include 2ny of the above inform2~ion and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
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[SEAL]
Dean Heller
Secretary of State                               Certificate of
202 North Carson Street                             Amendment
Carson City, Nevada 89701-4201         (PURSUANT TO NRS 78.385 and 78.390)
(775) 684 5708



~~

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
             (Pursuant to NRS 78.385 and 78.390 - After Issuance of
                           Stock) - Remit in Duplicate

1. Name of Corporation: Thorium Nuclear Energy Corporation

2. The articles have been amended as follows (provide article numbers if available)

"Article IV CAPITAL The aggregate number of shares of all classes of capital stock which The Corporation shall have authority to issue is one hundred million (100,000,000) non-assessable shares, one hundred million (100,000,000) of which shall be of a class designated as common stock (The "Common stock") with a par value of One Tenth of a Cent ($0.001) per share. The Common Stock shall have unlimited voting rights provided in the Nevada Business Corporation There shall be no cumulative noting of shares.

2. On the date of the shareholder's written consent to amend Article IV, the Corporation had a total of 1,000,000 (1,000,000) shares of common stock issued and outstanding and entitled to vote. A total of 856,000 shares voted FOR the amendment, -0-shares against the amendment and -0- abstained.

3. Also on December 31, 2003, the shareholders ratified by written consent that the outstanding shares of the Company's common stock be reverse split on a one share for ten shares basis, effective the opening of business on December 31, 2003, and that the par value of the common stock remain $0.001 (One Tenth of a Cent) per share. A total of 856,000 shares voted FOR the reverse stock split -O-shares voted against and -0- shares abstained. As a result of the reverse stock split, the Company had a total of 100,000 shares of common stock issued and outstanding.

4.The vote by which the stockholders holding shares in the corporation entitling them to exercise At lest a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 856,000.

Officer Signature (Required)

/s/ H.D. Williams                                   27th day of February, 2004
------------------------------                      ----------------------------
H. Deworth Williams                                 Date

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting thereof.

Important: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.